Exhibit (a)(5)(J)

Conference Call Invitation: This Thursday, 12/08, 4:15 PM

How to Act Now:

Van Eck's Exchange Offers for Six HOLDRS®

Set to Expire December 20*

Join **Jan van Eck, Principal**, and **Adam Phillips, Managing Director**, for an interactive discussion regarding the exchange offers:

- How to participate,
- Advantages and risks of the exchange,
- Tax implications,
- Options trading, and more.

This conference call is for financial professionals only and is closed to the public.

** Unless extended.*

CONFERENCE CALL DETAILS

Outlook

Thursday,
December 8, 2011
4:15 PM (EST)

Duration: **45 min.**

Dial toll-free (U.S./Canada): 888.359.3614

Dial (Int'l): 719.325.2350

Participant Passcode: **3824379**

DOWNLOAD TERM SHEET

DOWNLOAD INVESTOR ACTION ALTERNATIVES GRID



View Exchange Offer Documents: OIH, SMH, PPH, BBH, RTH, RKH

Visit vaneck.com/holdrs for frequently asked questions, timeline, and more.

Van Eck Global
335 Madison Avenue
New York, NY 10017
800.826.2333 | info@vaneck.com
vaneck.com

OIH SMH PPH BBH RTH RKH